UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 22, 2015

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On September 22, 2015, Stein Mart, Inc. (the “Company”) issued a press release announcing that it had reached a settlement with the Securities and Exchange Commission (“SEC”) in connection with the previously disclosed SEC investigation into the Company’s restatement of its financial results for the first quarter of fiscal year 2012, all reporting periods in fiscal year 2011 and its annual reporting period in fiscal year 2010, and change in auditors.

In an administrative proceeding, the SEC found that the Company had violated the reporting, books and records, and internal controls provisions of the Securities Exchange Act of 1934 during the restatement period and ordered the Company to cease and desist from committing or causing any violations and any future violations of such SEC rules. The Company agreed to the settlement without admitting or denying the findings of the SEC and agreed to pay a civil monetary penalty of $800,000. The Company previously established a reserve for the potential settlement of this matter which will not require significant adjustment in the third quarter of 2015.

The SEC did not allege fraud by the Company and did not bring charges against any individual. In connection with the settlement, the SEC considered remedial acts undertaken by the Company, including its enhancement of internal controls, retention of additional accounting personnel, and the Company’s cooperation with the SEC staff during the course of the investigation.

A copy of the Company’s press release announcing the settlement is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated September 22, 2015, announcing the settlement with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: September 22, 2015	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated September 22, 2015.